Exhibit 99.1

NEWS RELEASE

Contacts:        Bob Halliday

Executive Vice President

Chief Financial Officer

978.282.7597

or

Mary Wright

Director, Investor Relations

978.282.5859

or

Tom Baker

Vice President, Finance

978.282.2301

Varian Semiconductor Equipment Associates Reports Record

Fiscal 2007 Third Quarter Revenue and Operating Profit

GLOUCESTER, MA, July 26, 2007 – Varian Semiconductor Equipment Associates, Inc. (“Varian Semiconductor”) (Nasdaq: VSEA) today announced results for its fiscal 2007 third quarter ended June 29, 2007.

Revenue for the third quarter of fiscal 2007 totaled $288.8 million, compared to revenue of $186.2 million for the same period a year ago. Varian Semiconductor recorded net income of $23.4 million, or $0.29 per share during the third quarter of fiscal 2007, compared to net income of $24.7 million, or $0.29 per share for the same period a year ago.

Varian Semiconductor’s fiscal third quarter results include a provision for income taxes of $58.8 million, approximately 72% of income before income taxes, incurred primarily due to the realignment of its legal entity structure. The effective tax rate prior to adoption of the realignment plan was approximately 33%, on a non-GAAP basis. Varian Semiconductor’s non-GAAP provision for income taxes would have been $27.6 million and non-GAAP earnings per share would have been approximately $0.67 without the incremental realignment tax charges.

Chief Executive Officer Gary Dickerson said, “The third quarter of fiscal 2007 was another record-setting one for Varian, as we established records for revenue, gross profit, operating profit and profit before tax. Given the momentum of our product shipments and the strong customer relationships we enjoy across the foundry, logic and memory segments worldwide, we expect to continue making significant market share gains.”

Chief Financial Officer Bob Halliday provided forward guidance for the fourth quarter of fiscal 2007. “We currently expect revenue to be between $287 and $297 million. Earnings per share are anticipated to range from $0.50 to $0.55 per share on a GAAP basis and from $0.65 to $0.70 per share on a non-GAAP basis without the incremental realignment tax charges.”

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VSEA Announces FY 2007 Q3 Results	July 26, 2007

Varian Semiconductor will hold a conference call, broadcast over the Internet, at 5:30 p.m. Eastern time today to discuss Varian Semiconductor’s operating results and outlook. Access to the call is available through the investor relations page on Varian Semiconductor’s website at www.vsea.com. Replays will be available via the website for two weeks after the call.

This press release includes, within Varian Semiconductor’s results of operations, a non-GAAP measure of provision for taxes and earnings per share. To be comparable with results for prior periods and the guidance issued on April 26, 2007 for the third quarter of fiscal 2007, the non-GAAP tax provision and earnings per share exclude the additional tax charges associated with Varian Semiconductor’s global realignment plan. The additional tax charge is considered an infrequent event. Management believes that investors may find it useful for this item to be excluded for comparability to guidance for the third quarter and results for prior periods. The non-GAAP financial measure included in this earnings announcement is not meant to be considered superior to, or a substitute for, results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measure included in this earnings announcement may be different from, and therefore may not be comparable to, similar measures used by other companies. The reconciliation of GAAP earnings per share is as follows:

(in thousands, except per share data):

	Fiscal Three Months Ended June 29, 2007
	GAAP Results	Tax Charges	Non-GAAP Results
Income before income taxes	$82,178		$82,178
Provision for income taxes	(58,792)	31,237	(27,555)
Net income	$23,386	$31,237	$54,623

Diluted earnings per share	$0.29	$0.38	$0.67

	Fiscal Three Months Ending September 28, 2007, as Forecasted
	GAAP Basis	Tax Charges	Non-GAAP Basis
Diluted earnings per share,
Low end of range	$0.50	$0.15	$0.65
High end of range	0.55	0.15	0.70

About Varian Semiconductor Equipment Associates, Inc.

Varian Semiconductor is the leading producer of ion implantation equipment used in the manufacture of semiconductors. Varian Semiconductor is headquartered in Gloucester, Massachusetts, and operates worldwide. Varian Semiconductor maintains a website at www.vsea.com. The information contained in Varian Semiconductor’s website is not incorporated by reference into this release, and the website address is included in this release as an inactive textual reference only.

Note: This press release contains forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. For this purpose, statements concerning the industry outlook, Varian Semiconductor’s guidance for fourth quarter fiscal 2007 revenue, gross margin, earnings per share and equity compensation costs, market share, demand for products, competitive position, expected product shipments, and any statements using the terms “believes,” “anticipates,” “will,” “expects,” “plans” or similar expressions, are forward-looking statements. The forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: volatility in the semiconductor equipment industry; intense

VSEA Announces FY 2007 Q3 Results	July 26, 2007

competition in the semiconductor equipment industry; Varian Semiconductor’s dependence on a small number of customers; fluctuations in Varian Semiconductor’s quarterly operating results; Varian Semiconductor’s transition to new products; Varian Semiconductor’s exposure to risks of operating internationally; uncertain protection of Varian Semiconductor’s patent and other proprietary rights; Varian Semiconductor’s reliance on a limited group of suppliers; potential environmental liabilities; Varian Semiconductor’s ability to manage potential growth, decline and strategic transactions; Varian Semiconductor’s reliance on one primary manufacturing facility; Varian Semiconductor’s dependence on certain key personnel; and the risk of substantial indemnification obligations under the agreements governing the spin-off of Varian Semiconductor from Varian Associates, Inc. on April 2, 1999. These and other important risk factors that may affect actual results are discussed in detail under the caption “Risk Factors” in Varian Semiconductor’s Quarterly Report on Form 10-Q for the quarter ended March 30, 2007 and in other reports filed by Varian Semiconductor with the Securities and Exchange Commission. Varian Semiconductor cannot guarantee any future results, levels of activity, performance or achievement. Varian Semiconductor undertakes no obligation to update any of the forward-looking statements after the date of this release.

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VSEA Announces FY 2007 Q3 Results	July 26, 2007

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Fiscal Three Months Ended		Fiscal Nine Months Ended
	June 29, 2007	June 30, 2006	June 29, 2007	June 30, 2006
Revenue
Product	$264,253	$162,656	$686,466	$452,031
Service	21,940	20,747	63,112	58,801
Royalty	2,565	2,783	6,607	6,786

Total revenue	288,758	186,186	756,185	517,618
Cost of revenue	153,023	105,091	409,153	302,756

Gross profit	135,735	81,095	347,032	214,862

Operating expenses
Research and development	26,267	22,872	76,046	66,731
Marketing, general and administrative	31,498	27,829	94,524	87,631
Total operating expenses	57,765	50,701	170,570	154,362

Operating income	77,970	30,394	176,462	60,500
Interest income, net	4,500	5,755	15,919	16,124
Other income (expense), net	(292)	651	401	611

Income before income taxes	82,178	36,800	192,782	77,235
Provision for income taxes	58,792	12,126	93,981	15,465

Net income	$23,386	$24,674	$98,801	$61,770

Weighted average shares outstanding – basic	79,052	85,151	81,392	85,029
Weighted average shares outstanding – diluted	81,116	86,210	83,297	86,166
Net income per share – basic	$0.30	$0.29	$1.21	$0.73
Net income per share – diluted	$0.29	$0.29	$1.19	$0.72

Note: Prior period shares outstanding and earnings per share have been adjusted for the three-for-two stock split effected as a dividend, which became effective on May 30, 2007 for shareholders of record on May 15, 2007.

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VSEA Announces FY 2007 Q3 Results	July 26, 2007

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 29, 2007	September 29, 2006
ASSETS
Current assets
Cash and cash equivalents	$157,635	$258,891
Short-term investments	105,569	154,810
Accounts receivable, net	183,947	125,992
Inventories	197,258	133,929
Deferred income taxes	32,044	31,592
Other current assets	19,888	18,102

Total current assets	696,341	723,316
Long-term investments	110,403	135,777
Property, plant and equipment, net	63,753	62,249
Other assets	16,821	17,024

Total assets	$887,318	$938,366

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$498	$466
Accounts payable	54,511	45,937
Accrued expenses	80,256	53,947
Product warranty	11,385	8,934
Deferred revenue	93,588	49,840

Total current liabilities	240,238	159,124
Long-term accrued expenses and other liabilities	20,516	17,300
Deferred income taxes	3,246	3,722
Long-term debt	2,892	3,270

Total liabilities	266,892	183,416

Stockholders’ equity
Common stock	917	593
Capital in excess of par value	520,341	453,229
Less: Cost of treasury stock	(410,177)	(108,910)
Retained earnings	509,815	411,014
Accumulated other comprehensive loss	(470)	(976)

Total stockholders’ equity	620,426	754,950

Total liabilities and stockholders’ equity	$887,318	$938,366

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